UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8560 Main Street, Suite 4, Williamsville, New York (Address of Principal Executive Office)	14221 (Zip Code)

Registrant’s telephone number, including area code:  (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NYSE American

Item 5.02(e):	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on December 3, 2019, the Board of Directors of 22nd Century Group, Inc. (the “Company”) promoted Andrea S. Jentsch to the position of Chief Financial Officer. On December 31, 2019, Ms. Jentsch entered into an employment agreement with the Company for an initial term of three years that automatically renews on an annual basis thereafter unless terminated.

Pursuant to the employment agreement, Ms. Jentsch will earn an initial base salary of two hundred and fifty thousand dollars ($250,000) and shall be eligible for future cash bonus awards as determined by the Company. If Ms. Jentsch’s employment is terminated by the Company without Cause or by her for Good Reason (as such terms are defined in the employment agreement), then she will be entitled to a severance benefit in the form of (i) a continuation of her then-base salary for a period of twelve (12) months; (ii) the payment of any earned but unpaid bonus; and (iii) the automatic vesting of equity awards. In the event of a Change in Control of the Company (as defined in the employment agreement), all equity awards owned will automatically vest.

The description of the employment agreement above is qualified by reference to the form of employment agreement, which is attached hereto as Exhibit 10.1.

Item 9.01(d):	Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement between the Company and Andrea S. Jentsch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

Date: January 3, 2020	/s/ Michael J. Zercher
Michael J. Zercher
President and Chief Operating Officer